Exhibit d(20)

FORM OF AMENDED AND RESTATED

SCHEDULE B

DATED AS OF JUNE 21, 2019

TO

INVESTMENT ADVISORY AGREEMENT

DATED AS OF JUNE 15, 2005

BETWEEN

CRM MUTUAL FUND TRUST

AND

CRAMER ROSENTHAL MCGLYNN, LLC

Schedule B to the Investment Advisory Agreement between CRM Mutual Fund Trust and Cramer Rosenthal McGlynn, LLC dated as of June 15, 2005 is hereby amended and restated with respect to CRM All Cap Value Fund as of the date set forth above as follows:

Fee Schedule

Fund	Annual Fee as a % of Average Daily Net Assets

CRM All Cap Value Fund	.70% of the Fund’s average daily net assets.

IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:	/s/ Ronald H. McGlynn
Name: Ronald H. McGlynn
Title: Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By:	/s/ Michelle Kaufmann
Name: Michelle Kaufmann
Title: Principal Financial Officer